Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 28, 2017, relating to the consolidated financial statements of Pure Storage, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended January 31, 2017.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
September 8, 2017